Exhibit 99.1

Capital One Financial Corporation
Monthly Charge-off and Delinquency Statistics
As of and for the month ended July 31, 2010
(dollars in thousands)

Domestic Card Metrics	July 2010
Net Principal Charge-Offs	$366,838
Average Loans Held for Investment	$54,153,628
Annualized Net Charge-Off Rate	8.13%
30 Days + Delinquencies	$2,522,038
Period-end Loans Held for Investment	$54,081,511
30 Days + Delinquency Rate	4.66%

Auto Finance Metrics
Net Principal Charge-Offs	$37,357
Average Loans Held for Investment	$17,255,091
Annualized Net Charge-Off Rate	2.60%
30 Days + Delinquencies	$1,335,104
Period-end Loans Held for Investment	$17,300,594
30 Days + Delinquency Rate	7.72%

International Card Metrics
Net Principal Charge-Offs	$47,384
Average Loans Held for Investment	$7,235,056
Annualized Net Charge-Off Rate	7.86%
30 Days + Delinquencies	$447,230
Period-end Loans Held for Investment	$7,527,593
30 Days + Delinquency Rate	5.94%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.